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                                                                    Exhibit 99.1

                      CONSENT OF INFONETICS RESEARCH, INC.

     We consent to the use in this Amendment No. 2 to the Registration Statement of Optium Corporation on Form S-1 of information derived from our report "OPTICAL NETWORK HARDWARE MARKET SHARE AND FORECASTS" dated August 24, 2006 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us in the Prospectus.



Infonetics Research, Inc.







/s/ J'AMY NAPOLITAN
------------------------------------
Name: J'Amy Napolitan
Title: CEO
Date: 9/26/2006